UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2026

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PROFOUND MEDICAL CORP.

(Exact name of registrant as specified in its charter)

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Ontario, Canada	001-39032	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Skymark Avenue, Unit 6

Mississauga, Ontario, Canada L4W 5K5

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: 647-476-1350

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value Per Share	PROF	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On September 1, 2026, Profound Medical Corp. (the “Company” or “Profound Medical”) announced that Richard R. Fabian has been appointed by the Board of Directors of the Company (the “Board”) to serve as the President of the Company, effective as of the same date (the “Appointment Date”). Mr. Fabian succeeds Mathieu Burtnyk, PhD, who has shifted to the newly created position of Chief Technology Officer, effective as of September 1, 2026.

Richard R. Fabian, age 59, served as President and CEO of FUJIFILM Sonosite, Inc. from 2017 to June 2026, where he oversaw the global Point of Care Ultrasound (POCUS) business.  From 2002 to 2016, he held various executive leadership roles in marketing, sales, and global general management for the imaging and imaging guided therapy businesses at Philips Healthcare. Earlier in his career, he held positions in finance where he was a group controller at STERIS Corporation before he pivoted into operations and served as Vice President of Operations. Mr. Fabian holds a Bachelor of Arts degree in Economics from the University of Michigan and an MBA from the University of Pittsburgh Katz Graduate School of Business.

The selection of Mr. Fabian to serve as the Company’s President was not pursuant to any arrangement or understanding between Mr. Fabian and any other person. There are no family relationships between Mr. Fabian and any director or executive officer of the Company, and there are no transactions between Mr. Fabian and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Fabian, dated as of September 1, 2026 (the “Employment Agreement”). Under the Employment Agreement, Mr. Fabian will receive an annualized base salary of $550,000. Mr. Fabian is eligible to receive an annual discretionary bonus of up to 100% of his base salary. During Mr. Fabian’s initial 12-month period of employment, the Company will lease a residence in Toronto, Canada for Mr. Fabian’s use while he spends approximately 50% of his time at the Company’s Toronto office. The Company will also provide Mr. Fabian with a monthly car allowance of $1,000. Pursuant to the Employment Agreement, Mr. Fabian will be granted (i) 200,000 restricted share units under the Company’s 2020 Amended and Restated Long Term Incentive Plan, vesting in three equal annual installments over three years, and (ii) options to purchase 475,000 common shares of the Company under the Company’s Second Amended and Restated Share Option Plan, vesting over four years, with one-quarter vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On September 1, 2026, the Company issued a press release announcing the appointment of Mr. Fabian as President of the Company, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission, or the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 1, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFOUND MEDICAL CORP.

Date: September 3, 2026	By:	/s/ Arun Menawat
Arun Menawat
Chief Executive Officer and Chairman